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                                                                    EXHIBIT 99.1


Private Securities Litigation Reform Act of 1995
Safe Harbor Compliance Statement for Forward-Looking Statements
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     In passing the Private Securities Litigation Reform Act of 1995 (the
"Reform Act"), Congress encouraged public companies to make "forward-looking statements"* by creating a safe-harbor to protect companies from securities law liability in connection with forward-looking statements. First Data Corporation ("FDC") intends to qualify both its written and oral forward-looking statements for protection under the Reform Act. To qualify oral forward-looking statements for protection under the Reform Act, a readily available written document must identify important factors that could cause actual results to differ materially from those in the forward-looking statements. FDC provides the following information in connection with its continuing effort to qualify forward-looking statements for the safe harbor protection of the Reform Act.

     Important factors upon which the Company's forward-looking statements are premised include the following:

 . Continued growth at rates approximating recent levels for card-based payment transactions, consumer money transfer transactions and other product markets.

 . Successful implementation of the Company's Year 2000 remediation plans substantially as scheduled and budgeted as previously disclosed in the Company's last Annual Report on Form 10-K.

 .  Successful conversions under service contracts with major new clients.

 . Timely and successful implementation of processing systems to provide new products, improved functionality and increased efficiencies.

 . Successful launch of new payment product initiatives including those related to electronic bill presentment and payment, card-based money transfer products and retail foreign exchange services.

 . Successful implementation of a strategy to improve operating results in the Information Management Group.

 . Absence of consolidation among client financial institutions or other client groups which has a significant impact on FDC client relationships and no material loss of business resulting from significant customers of the Company involved in announced mergers.

 . Achieving planned revenue growth throughout the Company, including in the merchant alliance program which requires a cooperative effort between the Company and its merchant alliance partners, and successful management of pricing pressures through cost efficiencies and other cost management initiatives.

 . No charges or expenses are incurred by the Company in connection with organizational changes which might occur following review of the new organizational structure identified in previous press releases.

 . No imposition of a Value Added Tax on third-party credit card processing services by the European Community, which could put credit card processing outsourcers at a competitive disadvantage to in-house solutions in the EC.

 . No unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting FDC's businesses which require significant product redevelopment efforts, reduce the market for or value of its products, or render products obsolete.

 . Continuation of the existing interest rate environment, avoiding increases in agent fees related to the Company's consumer money transfer products and the Company's short-term borrowing costs.

 . Absence of significant changes in foreign exchange spreads on retail money transfer transactions, particularly between the United States and Mexico, without a corresponding increase in volume or consumer fees.

 . No unanticipated developments relating to previously disclosed lawsuits against Western Union, inter alia, violation of consumer protection laws in connection with advertising the cost of money transfer to Mexico.

 . Successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection.

     Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties the investment community is urged not to place undue reliance on forward-looking statements. In addition, FDC undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time.

*"Forward-looking statements" can be identified by use of words such as
  --------------------------
"expect," "estimate," "project," "forecast," "anticipate," "plan" and similar expressions.